Irst

BFC Financial Corporation Reports Financial Results

For the First Quarter, 2016

FORT LAUDERDALE, Florida – May 9, 2016 -- BFC Financial Corporation ("BFC" or the "Company") (OTCQB: BFCF; BFCFB) reported financial results for the three month period ended March 31, 2016.

BFC Selected Financial Data

First Quarter 2016 compared to First Quarter 2015:

•	Total consolidated revenues of $165.6 million vs. $149.9 million
•	Net income attributable to BFC of $5.5 million vs. $1.9 million
•	Diluted earnings per share of $0.06 vs. $0.02

As of March 31, 2016, BFC had total consolidated assets of $1.4 billion, shareholders' equity attributable to BFC of $385.2 million, and total consolidated equity of $493.4 million.  At  March 31, 2016, BFC’s book value per share was $4.56 vs. $4.46 at December 31, 2015.

“We are pleased with the continued overall progress of our core business segments which includes our ownership interest in Bluegreen Corporation (“Bluegreen”) and BBX Capital. Bluegreen had another strong quarter and continued success in its capital light and fee-based services business. As described in detail below, Bluegreen experienced increases during the quarter with increases in system wide sales of VOI’s,  tours, other fee-based services revenue, and net income,” commented Jarett S. Levan, Acting Chairman and Chief Executive Officer of BFC Financial. “BBX Capital Real Estate continued to implement its strategic plans to monetize its legacy portfolio of loans and foreclosed real estate, and to pursue real estate joint venture transactions with experienced developers. In addition, in both its BBX Sweet Holdings and Renin businesses, BBX Capital Partners continued to focus on product development, marketing, and the integration of facilities and systems, with the goal of growing long term value at BBX Capital.”

On March 29, 2016, the Company entered into a Rule 10b5-1 Repurchase Plan (the “Repurchase Plan”) which authorized the Company’s broker to repurchase up to 1.0 million shares of the Company’s Class A Common Stock in the open market or through privately negotiated transactions in accordance with the terms, and subject to the limitations, specified in the

Repurchase Plan. In April 2016, the Company repurchased 1.0 million shares of its Class A Common Stock under the Repurchase Plan for approximately $3.0 million. Repurchases under the Repurchase Plan were subject to applicable securities laws and regulations.

The results of operations and financial condition of the companies in which BFC holds a controlling financial interest, including BBX Capital Corporation (“BBX Capital”) (NYSE: BBX) and Woodbridge Holdings, LLC (“Woodbridge”) and its wholly-owned subsidiary, Bluegreen Corporation (“Bluegreen”), are consolidated in BFC’s financial statements. BFC holds an approximate 81% ownership interest in BBX Capital. Woodbridge is owned 54% by BFC and 46% by BBX Capital. Woodbridge’s principal asset is its 100% ownership interest in Bluegreen.

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The following selected information relates to the operating activities of Bluegreen Corporation and BBX Capital Corporation. See the supplemental tables below for the consolidating statements of operations for the three month periods ended March 31, 2016 and 2015.

Bluegreen Corporation

Bluegreen is a sales, marketing, and management company focused on the vacation ownership industry. Bluegreen markets, sells and manages Vacation Ownership Interests (“VOIs)” in resorts, which are generally located in popular, high-volume, “drive-to” vacation destinations.  The resorts in which Bluegreen markets, sells or manages VOIs were either developed or acquired by Bluegreen, or were developed and are owned by third parties. Bluegreen earns fees for providing sales and marketing services to these third party developers. Bluegreen also earns fees by providing management services to the Bluegreen Vacation Club and Property Owners Associations (“POAs”), mortgage servicing, VOI title services, reservation services, and construction design and development services. In addition, Bluegreen Vacations provides financing to individual purchasers of VOIs.

For the three month period ended March 31, 2016, Bluegreen paid cash dividends of $10.0 million to Woodbridge Holdings, Bluegreen’s parent company, and Woodbridge in turn, after expenses, paid $4.9 million of cash dividends to BFC and $4.2 million of cash dividends to BBX Capital.

Bluegreen Selected Financial Data

First Quarter 2016 compared to First Quarter 2015:

•

System-wide sales of VOIs were $126.9 million vs. $109.2 million, net of equity trade allowances. Included in system-wide sales are sales of VOIs made under Bluegreen's "capital-light" business strategy(1), which were $98.6 million vs. $78.4 million, gross of equity trade allowances(2):

o	Sales of third party VOIs on a commission basis were $60.1 million vs. $49.0 million which generated sales and marketing commissions of $40.1 million vs. $32.6 million
o	Sales of secondary market VOIs were $34.2 million vs. $22.6 million
o	Sales of just-in-time VOIs were $4.3 million vs. $6.8 million
•	Sales volume per guest averaged $2,306 vs. $2,393
•	Tours increased 23% compared to prior year
•	Other fee-based services revenue was $25.6 million vs. $23.8 million
•	Net income attributable to Bluegreen was $15.6 million vs. $13.3 million
•	EBITDA was $30.4 million vs. $30.8 million(3)
•	“Free cash flow” (cash flow from operating activities less capital expenditures) was $31.3 million compared to $11.8 million during the same period in 2015

(1)

Bluegreen’s sales of VOIs under its capital-light business strategy include sales of VOIs under fee-based sales and marketing arrangements, just-in-time inventory acquisition arrangements, and secondary market arrangements. Under “just-in-time” arrangements, Bluegreen enters into agreements with third party developers that allow Bluegreen to buy VOI inventory from time to time in close proximity to the timing of when Bluegreen intends to sell such VOIs. Bluegreen also acquires VOI inventory from resorts’ POA and other third parties close to the time Bluegreen intends to sell such VOIs. Such VOIs are typically obtained by the POAs through foreclosure in connection with maintenance fee defaults, and are generally acquired by Bluegreen at a significant discount. Bluegreen refers to sales of inventory acquired through these arrangements as “Secondary Market Sales.”

(2)	Equity trade allowances are amounts granted to customers upon trading in their existing VOIs in connection with the purchase of additional VOIs.
(3)	See the supplemental tables included in this release for a reconciliation of EBITDA to net income.

Bluegreen Summary for the Three Months Ended March 31, 2016

System-wide sales of VOIs were $126.9 million and $109.2 million during the three months ended March 31, 2016 and 2015, respectively. The growth in system wide sales during the three months ended March 31, 2016, was primarily attributable to a 23% increase in the number of total prospects tours, including a 32% increase in the number of new prospect tours, and an increase in average sales price per transaction of 6%.

Fee-Based Sales Commission Revenue was $40.1 million during the three months ended March 31, 2016, compared to $32.6 million during the three months ended March 31, 2015. Bluegreen earned an average sales and marketing commission of 67% during both the three months ended March 31, 2016 and March 31, 2015. The increase in the sales of third-party developer inventory during the 2016 period was due primarily to factors described above related to the increase in system-wide sales of VOIs.

Other fee-based services revenue increased 8% to $25.6 million for the three months ended March 31, 2016 compared to $23.8 million for the three months ended March 31, 2015. Fee-based management services revenues increased during the 2016 period compared to the 2015 period primarily as a result of cumulative increases in the number of owners in the Bluegreen Vacation Club.

Net interest spread was $14.3 million and $9.5 million during the three months ended March 31, 2016 and 2015, respectively. The increase in net interest spread during the 2016 period is primarily due to interest income of $2.0 million recognized by Bluegreen in the three months ended March 31, 2016 related to the $80.0 million loan made by Bluegreen to BFC during April 2015.

Bluegreen generated “free cash flow” (cash flow from operating activities less capital expenditures) of $31.3 million during the three months ended March 31, 2016 compared to $11.8 million during the three months ended March 31, 2015.  The increase in “free cash flow” for the 2016 period is primarily attributable to Bluegreen paying $7.2 million for just-in-time (“JIT”) inventory purchases during the first three months of 2015, versus no JIT inventory purchases during the comparable 2016 period,  as well as other working capital increases in 2016.

BBX Capital Corporation

BBX Capital is involved in the acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects, as well as investments in and management of middle market operating businesses, in each case directly or indirectly through subsidiaries or joint ventures.

BBX Selected Financial Data

First Quarter 2016 compared to First Quarter 2015:

•	Total consolidated revenues of $23.7 million vs. $21.7 million
•	Net loss attributable to BBX Capital of ($0.3) million vs. net income of $1.0 million
•	Equity in income of Woodbridge Holdings, LLC of $6.7 million vs. $5.8 million

As of March 31, 2016, BBX Capital had total consolidated assets of $392.1 million, shareholders' equity attributable to BBX Capital of $336.0 million, and total consolidated equity of $337.3 million. At March 31, 2016,  BBX Capital’s book value per share was $20.50 vs. $20.42 at December 31, 2015.

For more detailed information regarding BBX Capital and its financial results, business, operations and risks, please see BBX Capital’s financial results press release for the quarter ended March 31, 2016, BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended

March 31, 2016, and BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2015, which is available to view on the SEC's website, www.sec.gov, or on BBX Capital’s website, www.BBXCapital.com.

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For more complete and detailed information regarding BFC and its financial results, business, operations and risks, and Bluegreen Corporation, please see BFC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016,  and BFC’s Annual Report on Form 10-K for the year ended December 31, 2015, which is available on the SEC's website, www.sec.gov and on BFC’s website, www.BFCFinancial.com.

______________________________

About BFC Financial Corporation:

BFC (OTCQB: BFCF; BFCFB) is a holding company whose principal holdings include an 81% ownership interest in BBX Capital Corporation (NYSE: BBX) and its indirect ownership interest in Bluegreen Corporation. BFC owns a 54% equity interest in Woodbridge, the parent company of Bluegreen. BBX Capital owns the remaining 46% equity interest in Woodbridge. As of March 31, 2016, BFC had total consolidated assets of $1.4 billion, shareholders' equity attributable to BFC of $385.2 million, and total consolidated equity of $493.4 million. BFC’s book value per share at March 31, 2016 was $4.56.

About Bluegreen Corporation:

Founded in 1966 and headquartered in Boca Raton, FL, Bluegreen is a sales, marketing and resort management company, focused on the vacation ownership industry and pursuing a capital-light business strategy. Bluegreen manages, markets and sells the Bluegreen Vacation Club, a flexible, points-based, deeded vacation ownership plan with more than 199,000 owners, 66 owned or managed resorts, and access to more than 4,500 resorts worldwide. Bluegreen also offers a portfolio of comprehensive, turnkey, fee-based services, including resort management services, financial services, and sales and marketing services, to or on behalf of third parties.

About BBX Capital Corporation:

BBX Capital (NYSE: BBX) is involved in the acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects, as well as acquisitions, investments and management of middle market operating businesses. In addition, BBX Capital and its controlling shareholder, BFC Financial Corporation, have a 46% and 54% respective ownership interest in Bluegreen Corporation. As a result of their ownership interests, BBX Capital and BFC together own 100% of Bluegreen. As of March 31, 2016, BBX Capital had total consolidated assets of $392.1 million, shareholders' equity attributable to BBX Capital of $336.0 million, and total consolidated equity of $337.3 million. BBX Capital’s book value per share at March 31, 2016 was $20.50.

For further information, please visit our family of companies:

BFC Financial Corporation: www.BFCFinancial.com

Bluegreen Corporation: www.BluegreenVacations.com

BBX Capital: www.BBXCapital.com

BFC Financial Contact Info:

Investor Relations: Leo Hinkley, Managing Director, 954-940-4994

Email: LHinkley@BFCFinancial.com

Media Contact: Kip Hunter Marketing, 954-765-1329

Aimee Adler/ Jodi Goldstein

Email: aimee@kiphuntermarketing.com,  jodi@kiphuntermarketing.com

# # #

This press release contains forward-looking statements based largely on current expectations of BFC or its subsidiaries that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements can be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The forward looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to have been correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on current expectations and are subject to a number of risks and uncertainties which include the impact of economic, competitive and other factors affecting the Company and its investments and assets, and that are subject to change based on factors which are, in many instances, beyond our control. When considering forward-looking statements, the reader should keep in mind the risks, uncertainties and other cautionary statements made herein.  In addition, some factors which may affect the accuracy of the forward-looking statements apply generally to the industries in which our subsidiaries operate, including the vacation ownership industry in which Bluegreen operates, and the investment, development, and asset management and real estate-related industries in which BBX Capital operates, while other factors apply more specifically to BFC. Risks and uncertainties include, without limitation, the risks and uncertainties affecting BFC and its subsidiaries, and their respective results, operations, markets, products, services and business strategies, including risks associated with the ability to successfully implement currently anticipated plans and generate earnings, diverse cash flow streams or long term growth, or for operations or investments to result in increased value, including book value per share, over time; the performance of entities in which BFC and BBX Capital have made investments may not be profitable or their results as anticipated; BFC is dependent upon dividends from its subsidiaries to fund its operations; BFC’s subsidiaries may not be in a position to pay dividends or otherwise make a determination to pay dividends to its shareholders; dividend payments may be subject to certain restrictions, including restrictions contained in debt instruments; any payment of dividends by a subsidiary of BFC is subject to declaration by such subsidiary’s board of directors or managers (which, in the case of BBX Capital, is comprised of a majority of independent directors under the listing standards of the NYSE) as well as the boards of directors of both BBX Capital and BFC in the case of dividend payments by Woodbridge; and dividend decisions may not be made in BFC’s interests; the risks relating to BFC’s goal of transitioning into a business platform with diverse activities, including that such goal may not be achieved when anticipated or at all; the risk that BFC may not achieve growth through its operating businesses or real estate opportunities to the extent anticipated or at all; risks relating to the monetization of BBX Capital’s legacy portfolio; risks related to litigation and other legal proceedings involving BFC and its subsidiaries, including the legal and other professional fees and other costs and expenses of such proceedings, as well as the impact of any finding of liability or damages on the financial condition and operating results of BFC or its subsidiaries, and with respect to the adverse judgment in the action brought by the SEC against BBX Capital and its former Chairman, who also was BFC’s Chairman, risks relating to claims for reimbursement by insurers, and reputational risks and risks relating to the loss of the services of BFC’s Chairman.  The Company’s investment in Woodbridge, which owns Bluegreen Corporation, exposes the Company to risks of Bluegreen’s business and its ability to pay dividends to Woodbridge, and risks inherent in the vacation ownership industry, including the risk that Bluegreen’s marketing expenses will continue to increase; and the risk that Bluegreen may not be successful in increasing or expanding its capital-light business activities because of changes in economic conditions or otherwise, and such fee-based service activities may not be profitable, which would have an adverse impact on its results of operations and financial condition. In addition, with respect to BBX Capital, the risks and uncertainties include risks relating to the real estate market and real estate development, the risk that joint venture partners may not fulfill their obligations and the projects may not be developed as anticipated or be profitable, and contracts may not be completed on the terms provided in the contract or at all; risks relating to acquisitions of operating businesses, including integration risks, risks regarding achieving profitability, that new personnel will not be successful, foreign currency transaction risk, and the other risks and uncertainties described in BBX Capital’s financial results press release for the quarter ended March 31, 2016 and BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2015, which are available to view on the SEC's website, www.sec.gov, and on BBX Capital's website, www.BBXCapital.com. Reference is also made to the risks and uncertainties detailed in reports filed by BFC with the SEC, including BFC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, and the “Risk Factors” section of BFC’s Annual Report on Form 10-K for the year ended December 31, 2015,  which may be viewed on the SEC’s website at www.sec.gov and on BFC’s website at www.BFCFinancial.com.  BFC cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. This press release also contains information regarding the past performance of investments and operations, and the reader should note that prior or current performance is not a guarantee or indication of future performance.

The following supplemental table represents BFC’s Consolidating Statement of Operations for the three months ended March 31, 2016.

, LL
	Reportable Segments
		BBX			Segment
	Bluegreen	Capital	Other	Eliminations	Total
Revenues:
Sales of VOIs	$56,370	-	-	-	56,370
Fee-based sales commission revenue	40,147	-	-	-	40,147
Other fee-based services revenue	25,555	-	-	-	25,555
Trade sales	-	20,962	-	-	20,962
Interest income	21,996	1,067	-	(2,000)	21,063
Other revenue	-	1,643	-	(101)	1,542
Total revenues	144,068	23,672	-	(2,101)	165,639

Costs and Expenses:
Cost of sales of VOIs	3,916	-	-	-	3,916
Cost of other fee-based services	15,010	-	-	-	15,010
Cost of trade sales	-	15,047	-	-	15,047
Interest expense	7,674	101	3,292	(2,000)	9,067
Recoveries from loan losses	-	(1,748)	-	-	(1,748)
Recoveries on assets	-	(37)	-	-	(37)
Selling, general and administrative expenses	90,175	17,222	4,882	(224)	112,055
Total costs and expenses	116,775	30,585	8,174	(2,224)	153,310

Equity in earnings of Woodbridge Holdings, LLC	-	6,735	-	(6,735)	-
Equity in net losses of unconsolidated real
estate joint ventures	-	(342)	-	-	(342)
Foreign exchange loss	-	210	-	-	210
Other income	134	-	267	(138)	263
Income (loss) before income taxes	27,427	(310)	(7,907)	(6,750)	12,460
Provision for income taxes	9,845	-	-	(4,738)	5,107
Net income (loss)	$17,582	(310)	(7,907)	(2,012)	7,353
Less: Net income attributable to
noncontrolling interests	1,937	3	-	(69)	1,871
Net income (loss) attributable to BFC	$15,645	(313)	(7,907)	(1,943)	5,482

The following supplemental table represents BFC’s Consolidating Statement of Operations for the three months ended March 31, 2015.

	Reportable Segments
		BBX			Segment
	Bluegreen	Capital	Other	Eliminations	Total
Revenues:
Sales of VOIs	$53,182	-	-	-	53,182
Fee-based sales commission	32,600	-	-	-	32,600
Other fee-based services revenue	23,753	-	-	-	23,753
Trade sales	-	19,535	-	-	19,535
Interest income	18,895	818	-	(147)	19,566
Other revenue	-	1,356	-	(99)	1,257
Total revenues	128,430	21,709	-	(246)	149,893

Costs and Expenses:
Cost of sales of VOIs	4,866	-	-	-	4,866
Cost of other fee-based services	14,801	-	-	-	14,801
Cost of trade sales	-	13,835	-	-	13,835
Interest expense	9,440	193	1,170	(147)	10,656
Recoveries from loan losses	-	(3,821)	-	-	(3,821)
Recoveries on assets	-	(1,063)	-	-	(1,063)
Selling, general and administrative expenses	75,558	16,715	5,299	(259)	97,313
Total costs and expenses	104,665	25,859	6,469	(406)	136,587

Equity in earnings of Woodbridge Holdings, LLC	-	5,803	-	(5,803)	-
Equity in net losses of unconsolidated
real estate joint ventures	-	(304)	-	-	(304)
Foreign exchange loss	-	(469)	-	-	(469)
Other income, net	891	-	360	(3)	1,248
Income before income taxes	24,656	880	(6,109)	(5,646)	13,781
Provision for income taxes	8,606	3	-	-	8,609
Net income	16,050	877	(6,109)	(5,646)	5,172
Less: Net income (loss) attributable to
noncontrolling interests	2,786	(157)	-	657	3,286
Net income (loss) attributable to BFC	13,264	1,034	(6,109)	(6,303)	1,886

The following tables present Bluegreen’s EBITDA, defined below, for the three months ended March 31, 2016 and 2015, as well as a reconciliation of EBITDA to net income (in thousands):

	For the Three Months Ended
	March 31,
	2016	2015
Net Income from Bluegreen	17,582	16,050
Add/(Less):
Interest income (other than interest earned on VOI notes receivable)	(2,020)	(65)
Interest expense	7,674	9,440
Interest expense on Receivable-Backed Debt	(5,080)	(5,577)
Provision for Income and Franchise Taxes	9,895	8,677
Depreciation and Amortization	2,351	2,228
EBITDA	$30,402	$30,753

EBITDA is defined as earnings, or net income, before taking into account interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on financings related to Bluegreen’s receivable-backed notes payable), provision for income taxes and franchise taxes, depreciation and amortization.  For purposes of the EBITDA calculation, no adjustments were made for interest income earned on Bluegreen’s VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen’s business.

Woodbridge Holdings, LLC
Consolidated Statement of Financial Condition - Unaudited
(In thousands)

	As of March 31, 2016			As of December 31, 2015
		Woodbridge	Consolidated		Woodbridge	Consolidated
	Bluegreen	Parent only	Woodbridge	Bluegreen	Parent only	Woodbridge
Assets

Cash and cash equivalents	$144,286	521	144,807	115,524	520	116,044
Restricted cash	70,387	-	70,387	56,714	-	56,714
Notes receivable, net	410,401	-	410,401	415,598	-	415,598
Notes receivable from related parties	80,000	-	80,000	80,000	-	80,000
Inventory	219,983	-	219,983	220,211	-	220,211
Property and equipment, net	71,654	-	71,654	71,937	-	71,937
Intangible assets	61,920	-	61,920	61,977	-	61,977
Other assets	65,857	596	66,453	61,190	604	61,794
Total assets	$1,124,488	1,117	1,125,605	1,083,151	1,124	1,084,275

Liabilities and Equity

Accounts payable, accrued liabilities and other	86,120	35	86,155	84,717	(91)	84,626
Deferred income	30,097	-	30,097	28,847	-	28,847
Deferred tax liability, net	120,977	(929)	120,048	111,131	(929)	110,202
Receivable-backed notes payable - recourse	57,108	-	57,108	89,888	-	89,888
Receivable-backed notes payable - nonrecourse	371,371	-	371,371	314,024	-	314,024
Notes and mortgage notes payable	95,825	-	95,825	99,609	-	99,609
Junior subordinated debentures	67,729	83,253	150,982	67,255	83,230	150,485
Total liabilities	829,227	82,359	911,586	795,471	82,210	877,681

Stockholders' equity
Total Bluegreen Corporation shareholders' equity	250,127	(81,242)	168,885	244,483	(81,086)	163,397
Noncontrolling interest	45,134	-	45,134	43,197	-	43,197
Total equity	295,261	(81,242)	214,019	287,680	(81,086)	206,594
Total liabilities and equity	$1,124,488	1,117	1,125,605	1,083,151	1,124	1,084,275